Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

XFLH CAPITAL CORPORATION

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one ordinary share, par value $0.001 per share and one Right entitling the holder to receive one-seventh (1/7) of one ordinary share(2)(3)	(1)	457(a)	11,500,000	$10.00	$115,000,000.00	0.0001381	$15,881.50
Fees to be Paid	Equity	Ordinary Shares, par value $0.001 per share, included as part of the Units(3)	(2)	Other	11,500,000			0	0.00
Fees to be Paid	Equity	Rights included as part of the Units(3)	(3)	Other	11,500,000			0	0.00
Fees to be Paid	Equity	Shares underlying Rights included as part of the Units(3)	(4)	Other	1,642,857	10.00	16,428,570.00	0.0001381	2,268.78
Fees to be Paid	Equity	Representative Shares		Other	460,000	$10.00	$4,600,000.00	0.0001381	$635.26

Total Offering Amounts:							$136,028,570.00		18,785.55
Total Fees Previously Paid:									12,495.59
Total Fee Offsets:									0.00
Net Fee Due:									$6,289.96

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
Includes 15,000,000 units, consisting of 15,000,000 ordinary shares and 15,000,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.
No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.
No fee pursuant to Rule 457(g).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.